UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 2 )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

FRANKLIN CREDIT MANAGEMENT CORPORATION

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 Par Value

	(2)	Aggregate number of securities to which transaction applies: 10,035,993 shares of issued Common Stock

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A.

FRANKLIN CREDIT MANAGEMENT CORPORATION

101 Hudson Street, 25th Floor

Jersey City, NJ 07302

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

On October 7, 2014, the Board of Directors of Franklin Credit Management Corporation (the “Company”), at a meeting of the Board of Directors, and the holders of a majority of the common stock of the Company, by written consent in lieu of a stockholder meeting, have approved amendments to our Certificate of Incorporation to effect a Reverse/Forward Split of the Company’s $0.01 par value common stock (“Common Stock”), at an exchange ratio of 1-for-200 shares of outstanding Common Stock, immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Reverse/Forward Split”). Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.50 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment.

On October 7, 2014, these amendments were approved by holders of a majority of the Company’s Common Stock. The amendments to the Company’s Certificate of Incorporation are expected to be effective on or about January 5, 2015 . This Information Statement, which is being first sent or given on or about November 24, 2014 , is being furnished to all stockholders of record as of the close of business on October 7, 2014.

The Information Statement is being furnished to you for information only and you are not required to take any action.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule 14a-16(a) (and as required by Rule 14c-2), you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement. The Company is not soliciting proxy or consent authority, but is furnishing an information statement pursuant to 17 C.F.R. §240.14c-2. In accordance with 17 C.F.R. §240.14c-2(f), this notice is being sent separately from other types of security holder communications and does not accompany any other documents or materials. The Company is making the Information Statement available through the Internet rather than utilizing the full set delivery option in an attempt to save additional expenses associated with the printing and mailing of the Information Statement.

The amendments to the Company’s Certificate of Incorporation to effect the Reverse/Forward Split may not be filed with the Secretary of the State of Delaware any earlier than 40 calendar days after the Notice of Internet Availability of Information Statement Materials is first sent to the stockholders (i.e., on or after January 5, 2015 ).

Follow the instructions below to view the materials or request printed or e-mail copies.

This Notice of Internet Availability of Information Statement Materials and the Information Statement are available through the Franklin Credit Management Corporation Investor Relations link on our website at www.franklincredit.com.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before December 22, 2014 to facilitate timely delivery.

-	E-mail to pmoy@franklincredit.com.
-	Mail at Franklin Credit Management Corporation, Attention: Pansy Moy, 101 Hudson Street, 25th Floor, Jersey City, NJ 07302.
-	Telephone call to Pansy Moy at Franklin Credit Management Corporation at (800) 650-7720.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors:

/s/ Thomas J. Axon
Thomas J. Axon
President and Chairman of the Board of Directors

Jersey City, NJ
November 18 , 2014

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FRANKLIN CREDIT MANAGEMENT CORPORATION

101 Hudson Street, 25th Floor

Jersey City, NJ 07302

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As used herein (except as expressly indicated or unless the context otherwise requires), references to “FCRM,” the “Company,” “we,” “our” and “us” refer to Franklin Credit Management Corporation.

November 18 , 2014

Dear Stockholders:

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding and voting shares of stock of Franklin Credit Management Corporation, a Delaware corporation (the “Company”). The purpose of this Information Statement is to provide notice that the holders of a majority of the Company’s common stock, par value $0.01 (the ” Common Stock”), have, by written consent, approved of the corporate actions described below. The Board of Directors of the Company (the “Board”) has fixed the close of business on October 7, 2014 as the record date for the determination of stockholders who are entitled to receive this Information Statement.

The Company’s Board of Directors (the “Board”) and the holders of a majority of the Company’s Common Stock have approved amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-200 shares of outstanding Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of record of less than one share as a result of the reverse stock split will be cashed out at the rate of $0.50 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. The proposed Certificates of Amendment to the Company’s Certificate of Incorporation effecting the reverse stock split and the forward stock split are attached as Annex A-1 and A-2, respectively, to this Information Statement. The Reverse/Forward Split will become effective upon the filing of the proposed Certificates of Amendment with the Office of the Secretary of State of the State of Delaware forty (40) calendar days following the date this Information Statement is first furnished to our stockholders.

Although the Reverse/Forward Split has been approved by the holders of the requisite majority of the shares of our Common Stock, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Split before it becomes effective, if it determines that abandoning the Reverse/Forward Split is in the best interests of the Company or its stockholders.

The intended effect of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock (427 as of October 7, 2014) will be below 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/Forward Split has the intended effect, we will file to deregister our Common Stock with the SEC. We will in such case no longer be required to file periodic reports with the SEC, although stockholders will be entitled to access of certain Company information under Delaware law. The Company expects that the deregistration of its Common Stock under the Exchange Act will eliminate the significant expense required to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $131,000 in tangible expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business. The purpose of the Reverse/Forward Split is to provide small stockholders of record (holding fewer than 200 shares) with a liquidity event whereby their shares will be converted to cash at a 323% premium based on the average closing price for the 30 trading days prior to the public announcement of the Reverse/Forward Split after the close of trading on October 7, 2014 and a 667% premium based on the average closing price for the 90 trading days prior to such announcement.

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Under Section 228 of the Delaware General Corporation Law, which is not otherwise restricted by our certificate of incorporation, stockholder action may be taken by written consent without a meeting of stockholders and the Reverse/Forward Split may be approved by the written consent of the holders of a majority of our Common Stock. Accordingly, your approval is not required and is not being sought. You do not have dissenters’ rights of appraisal.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse/Forward Split cannot become effective until at least forty (40) calendar days after the date this Information Statement has been filed with the SEC and has been furnished to the Company’s stockholders. We anticipate filing the amendments to the Company’s Certificate of Incorporation with the State of Delaware after the expiration of the 40-day period, and such amendments are expected to become effective on or about January 5, 2015 (the “Effective Date”). The Company will pay all costs associated with the distribution of this Information Statement to the Company’s stockholders, including the costs of printing and mailing. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them.

This Information Statement will serve as notice required under Section 228(e) of the Delaware General Corporation Law.

This Information Statement is dated November 18 , 2014 and is first being furnished to our stockholders on or about November 24, 2014 .

Internet Availability of the Information Statement Materials

The Company is furnishing this Information Statement to stockholders of the Company via the Internet, rather than mailing printed copies of these materials to each stockholder. If you received a Notice of Internet Availability of Information Statement Materials and the Information Statement, a copy of which is attached to this Information Statement as Annex B (the “Notice”), by mail, you will not receive a printed copy of the Information Statement unless you request it. Instead, the Notice will instruct you as to how you may access and review the Information Statement. If you received the Notice by mail and would like to receive a printed or electronic copy of the Information Statement, please follow the instructions included in the Notice.

Pursuant to Rule 14a-16(a) (and as required by Rule 14c-2) of the regulations of the SEC and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, the matter discussed above will not become effective until forty (40) calendar days after the date this Information Statement is made available via the Internet to the Company’s Stockholders. We anticipate filing the amendments to the Company’s Certificate of Incorporation with the State of Delaware on the expiration of the 40-day period and that they will become effective on or after January 5, 2015 (the “Effective Date”). The Company will pay the entire cost of furnishing and distributing the Notice, and if requested, the Information Statement, to the Company’s stockholders, including the costs of printing and mailing. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them.

The Company is not soliciting proxy or consent authority, but is furnishing an information statement pursuant to 17 C.F.R. §240.14c-2. In accordance with 17 C.F.R. §240.14c-2(f), this notice is being sent separately from other types of security holder communications and does not accompany any other documents or materials. The Company is making the Information Statement available through the Internet rather than utilizing the full set delivery option in an attempt to save additional expenses associated with the printing and mailing of the Information Statement.

This Information Statement will serve as notice required under Section 228(e) of the Delaware General Corporation Law.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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FRANKLIN CREDIT MANAGEMENT CORPORATION

Schedule 14C

November 18 , 2014

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SUMMARY OF TERM SHEET

We are providing this summary term sheet for your convenience. It highlights material information in this document, but you should realize that it does not describe all of the details of Reverse/Forward Split to the same extent that they are described in the body of this document. We urge you to read the entire document and the related letter of transmittal carefully because they contain the full details of the Reverse/Forward Split. This summary term sheet is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this Information Statement.

Q:	What is the Reverse/Forward Split?

A:	The Company’s Board of Directors (the Board) and the holders of a majority of the Company’s Common Stock have approved amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-200 shares of outstanding Common Stock (the Reverse Split), immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the Forward Split and together with the Reverse Split, the Reverse/Forward Split). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of record of less than one share as a result of the reverse stock split will be cashed out at the rate of $0.50 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. The proposed Certificates of Amendment to the Company’s Certificate of Incorporation effecting the reverse stock split and the forward stock split are attached as Annex A-1 and A-2, respectively, to this Information Statement. The Reverse/Forward Split will become effective upon the filing of the proposed Certificates of Amendment with the Office of the Secretary of State of the State of Delaware forty (40) calendar days following the date this Information Statement is first furnished to our stockholders.

Q:	What is the purpose of the Reverse/Forward Split?

A:	The Reverse/Forward Split is part of the Company’s plan to terminate the registration of its Common Stock and suspend its reporting requirements under the Exchange Act. The Reverse/Forward Split is considered a “going private” transaction as defined in Rule 13e-3, which was promulgated under the Exchange Act, because certain stockholders will be cashed out as a result of the Reverse Split, which will cause our Exchange Act reporting obligations to become eligible for suspension under Rule12h-3 or Section 15(d) of the Exchange Act and cause our Common Stock to become eligible for termination of registration under Rule 12g-4 and Section 12(g) of the Exchange Act. Accordingly, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or from the Company (including the Investor Relations page on the Company’s website at http://www.franklincredit.com. Upon deregistration of its Common Stock under the Exchange Act and provided the Common Stock following the Reverse/Forward Split is held of record by less than 300 persons, the Company expects that the deregistration will eliminate the significant expense that had been required of the Company to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $131,000 in tangible expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business.

Q:	Is any action required on my part, such as to vote?

A:	No action is required on your part. Your approval is not required and is not being sought. The holders of a majority of the Company’s Common Stock have already approved the Reverse/Forward Split.

Q:	Am I entitled to any appraisal or dissenters’ rights?

A:	Stockholders will not be entitled to appraisal or dissenters’ rights as a result of the Reverse/Forward Split under Delaware law or our governance documents.

Q:	Will the business plan or operations of the Company change as a result of the Reverse/Forward Split?

A:	The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with deregistration of the Company’s Common Stock.

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Q:	Will Franklin Credit remain a public company after the completion of the Reverse/Forward Split?

A:	If we reduce the number of our stockholders of record below 300, we will remain a public company and our Common Stock will continue to be traded on the Grey Sheets under the symbol FCRM. However, we plan to terminate the registration of our Common Stock under the Exchange Act, suspend our reporting requirements under the Exchange Act, and become a “non-reporting entity.”

Q:	What does the Board of Directors of the Company think of the Reverse/Forward Split?

A:	The Company’s entire Board of Directors (the “Board”) and a majority of the stockholders of the Company voted in favor of and authorized the Reverse/Forward Split. The Board determined that the Reverse/Forward split is fair to and in the best interest of all of our stockholders, including the stockholders who will be cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Split. The Board established the cash consideration to be paid to redeem shares of holders of record of less than one share as a result of the Reverse Split in a good faith determination based upon fairness and other factors the Board deemed relevant, as described in more detail herein.

Q:	What are some of the advantages of the Reverse/Forward Split?

A:	The Board believes that the Reverse/Forward Split will have, among others, the following advantages:
• The Company will be able to terminate the registration of the Company’s Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of the Company being a public company, with tangible estimated cost savings of $131,000 annually.
• The Company will be able to achieve the overhead reduction associated with the Reverse/Forward Split without negatively affecting our business operations.

Q:	What are some of the disadvantages of the Reverse/Forward Split?

A:	The Board believes that the Reverse/Forward Split will have, among others, the following disadvantages:
• Stockholders of record owning fewer than 200 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value. Stockholders of record who want to continue to be stockholders in the Company can attempt to purchase additional shares in order to have at least 200 shares so that they will be unaffected by the Reverse Split, or they can attempt to purchase shares after the Reverse Split but prior to us filing to become a non-reporting entity. After the Company becomes a non-reporting entity, it is anticipated that the Company’s Common Stock will remain on the Grey Sheets. However, there may be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.
• Stockholders holding the Company’s Common Stock following the Reverse/Forward Split and subsequent filing to become a non-reporting entity may no longer have the information that is currently provided in our filings with the SEC pursuant to the Exchange Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and named executive officers, and Company securities held by our directors, officers and major stockholders. In addition, it is likely that there will be limited liquidity for the Common Stock and that trading of shares may only continue in privately negotiated sales. As a result, you may not be able to purchase or sell the Common Stock at all or at prices you desire.
• Our stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act of 2002 applicable to the Company and our directors, officers and major stockholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14, the stock ownership reporting rules under Section 13, provisions relating to personal attestation by officers about accounting controls and procedures, potential criminal liability regarding the disclosure by the Company and provisions relating to restrictions on lending.
• There is the potential for renewed applicability of public reporting requirements if continuing stockholders transfer shares of Common Stock in a manner that results in the Company having more than 500 record holders who are not accredited investors or 2,000 record holders (in either case, provided the Company has total assets exceeding $10 million).

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Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Split?

A:	The Board considered several factors in approving the Reverse/Forward Split, including the following:
• The Board’s discussions and conclusions about the fairness of the price of $0.50 per pre-split share to be paid following the Reverse Split to Company stockholders of record owning fewer than 200 shares.
• The fact that a significant number of Company stockholders hold a small percentage of the outstanding Common Stock of the Company (as of October 7, 2014, approximately 167 of Company stockholders of record hold fewer than 200 shares of outstanding Common Stock of the Company).
• The decision to cash out these stockholders could provide them with an opportunity to receive cash for their holdings without having to pay brokers fees to sell the shares at a stock price that may not exceed the amount of the brokerage fees they would be required to pay.
• The size of the Reverse/Forward Split and the fact that a negligible percentage of outstanding Common Stock of the Company will be cashed out (as of October 7, 2014, approximately 12,491 shares out of 10,035,993 issued and outstanding shares).
• The projected tangible and intangible cost savings to the Company by terminating its registration of Common Stock.

Q:	What are the interests of directors and executive officers of the Company in the Reverse/Forward Split?

A:	As a result of the Reverse/Forward Split, any increase in percentage of ownership of Common Stock of directors and executive officers that own Common Stock will individually and in the aggregate be less than 1%. Except for Thomas J. Axon, it is uncertain whether each of our current directors will agree to continue to serve as directors of the Company, on what is proposed to be on a non-compensated basis, for any significant period of time or the duration of their elected term following the Reverse/Forward Split. Although it is anticipated that each of our executive officers will continue to serve as executive officers of the Company, there can be no assurance that each of the executive officers will remain with the Company following the Reverse/Forward Split. There are no plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of any employment contract with any executive officer.

Q:	What is the total cost of the Reverse/Forward Split to the Company?

A:	We estimate that we will pay up to approximately $6,246 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $30,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split. We currently have the financial resources to complete the Reverse/Forward Split.

Q:	Will my shares be cashed out in the Reverse/Forward Split and, if so, what will I receive for my shares?

A:	Stockholders of record who own less than 200 pre-split shares of Common Stock on the Effective Date will be cashed out at a price of $0.50 per pre-split share.

Stockholders of record who hold at least 200 pre-split shares of Common Stock on the Effective Date will not receive any cash payments. Rather, their shares will be split on a 1-for-200 basis and then immediately split on a 200-for-1 basis.

Q:	What is the current market price of my shares?

A:	On November 17 , 2014, the last practicable trading day prior to the date this Information Statement was furnished to stockholders, our Common Stock’s closing price on the Grey Sheets was $0. 18 .

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Q:	If I own less than 200 pre-split shares of Common Stock on the Effective Date, how and when will I be paid?

A:	As soon as practicable after the Effective Date, we will send you a letter of transmittal to be used to transmit your Common Stock certificates to Computershare (the “Exchange Agent”). You will receive a cash payment in the amount of $0.50 for each pre-split share owned by you. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, you will receive a check for this amount.

In the event we are unable to locate certain stockholders or if a stockholder fails to properly complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such stockholders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment. The Exchange Agent will furnish stockholders with the necessary instructions for surrendering their pre-split stock certificates.

Q:	What do I have to do if I have lost my stock certificates, or if they have been mutilated, destroyed or stolen?

A:	Call our Exchange Agent, Computershare, at 1-800-962-4284.

Q:	What are the United States federal tax consequences?

A:	We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

We believe that any stockholders who continue to hold Common Stock immediately after the Reverse/Forward Split, and who receive no cash as a result of the Reverse Split, should not recognize any gain or loss or dividend income as a result of the Reverse/Forward Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder of record who holds less than one share as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

See the information set forth below under the caption “Federal Income Tax Consequences of the Reverse/Forward Split.”

Q:	What if I hold shares of Common Stock in “street name”?

A:	If a person or entity holds shares of Common Stock in “street name,” then its broker, bank or other nominee (the “Record Owner”) is considered the owner of record with respect to those shares of Common Stock and not such person or entity. If the Record Owner holds less than one share as a result of the Reverse Split, it will be cashed out at the rate of $0.50 per pre-split share. Record Owners of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if a Record Owner hold shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership in less than 200 pre-split shares of Common Stock.

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SPECIAL FACTORS

Structure of the Reverse/Forward Split

On October 7, 2014, our entire Board, at a meeting of the Board, and the holders of a majority of outstanding shares of the Company’s Common Stock, by written consent in lieu of a meeting, approved the Reverse/Forward Split and certain amendments to the Company’s Certificate of Incorporation required in order to effectuate the Reverse/Forward Split. Copies of the proposed Certificates of Amendment to the Certificate of Incorporation are attached as Annex A-1 and A-2.

The Company has only one class of securities entitled to vote on the Reverse/Forward Split. Each share of Common Stock has the right to one vote. As of October 7, 2014 (the “Record Date”), there were 10,035,993 shares of Common Stock issued and outstanding. The Reverse/Forward Split was approved by the written consent of the holders of 6,693,214 shares or 66.69% of the issued and outstanding shares of Common Stock entitled to vote on the Record Date.

The Reverse/Forward Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 200 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 200 shares of Common Stock. Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.50 per pre-split share. Holders of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. If a person or entity holds shares of Common Stock in “street name,” then its broker, bank or other nominee (the “Record Owner”) is considered the owner of record with respect to those shares of Common Stock and not such person or entity. If the Record Owner holds less than one share as a result of the Reverse Split, it will be cashed out at the rate of $0.50 per pre-split share. Record Owners of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if a Record Owner hold shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership in less than 200 pre-split shares of Common Stock.

The Reverse/Forward Split can be illustrated with the following examples:

a.	Stockholder A holds of record 190 shares of pre-split Common Stock. After the Effective Date, he will receive $95 in cash and will surrender his shares.
b.	Stockholder B holds of record 210 shares of pre-split Common Stock. After the Effective Date, he will hold 210 shares of Common Stock.

As soon as practicable after the Effective Date, we will send all stockholders of record with less than one share as a result of the Reverse Split a letter of transmittal to be used to transmit their Common Stock certificates to Computershare (the “Exchange Agent”). Such stockholders of record will receive a cash payment in the amount of $0.50 per pre-split share. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder of record entitled to receive payment will receive a check for an amount of $0.50 for each pre-split share owned by the stockholder. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such stockholders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment. The Exchange Agent will furnish stockholders with the necessary instructions for surrendering their pre-split stock certificates.

Stockholders who hold shares that are not cashed out as a result of the Reverse/Forward Split will not be required to exchange their certificates representing pre-split shares for new certificates. The Reverse/Forward Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse/Forward Split.

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Although the Reverse/Forward Split has been approved by the holders of the requisite majority of the shares of Common Stock of the Company, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Split prior to the proposed Effective Date if it determines that abandonment is in the best interests of the Company or the stockholders. Factors that may lead the Board to abandon the Reverse/Forward Split may include, among other things, increased transaction costs to consummate the transaction, changes in the current economic environment, and an adverse response from the markets in which the Company operates or adverse responses from our stockholders. If such a determination to abandon the Reverse/Forward Split is made by the Board, our stockholders would be notified through the filing of a Current Report with the SEC on Form 8-K.

The Reverse/Forward Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Split.

Dissenter’s and Appraisal Rights

The Delaware General Corporation Law does not provide for dissenter’s rights or appraisal rights for the Reverse/Forward Split.

Background and Cost

The Board has determined that the Reverse/Forward Split is fair to and in the best interest of all of our stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Split.

The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations to file periodic reports under the Exchange Act with the SEC. Nevertheless, if operating losses continue at the Company following the Reverse/Forward Split and any other cost saving measures instituted by the Company and the Company is unable to retain or add servicing and collection business, the Company may need to explore other services that it might provide to third parties in the mortgage servicing and collections industry, including component servicing, or other actions. Once we deregister our Common Stock under the Exchange Act, we will not be required to provide our stockholders with periodic, annual, quarterly or other reports regarding the Company, although we intend to provide certain information to our stockholders on an annual basis. However, we do not intend to make available to stockholders any financial or other information about us that is not required by law. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold meetings as required under Delaware law, including annual meetings, or to take actions by written consent of stockholders in lieu of meetings. Under Delaware Law, stockholders will be entitled to (i) the stock ledger; (ii) a list of stockholders and (iii) the Corporation’s other books and records.

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We estimate that we will pay approximately $6,246 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $30,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split. The Company has sufficient cash on hand to cover the cost of cashing out holders of record of less than one share as a result of the Reverse Split and the related fees and costs of implementing the Reverse/Forward Split and this Information Statement. The Company will not be using borrowed funds to finance the cost of the Reverse/Forward Split, there are no conditions relating to the use of the cash to cover the cost of the Reverse/Forward Split, and there are no alternative financing arrangements or alternative financing plans in place to cover the ultimate cost of the Reverse/Forward Split. The estimated costs consist of the following, although actual costs may vary.

Department	Cost
Legal	$15,000
Accounting	5,000
Printing	1,000
Distribution	4,000
Administrative	5,000
Total	$30,000

The following officers of the Company were utilized to prepare and file the Information Statement and this statement: Thomas J. Axon, President and Chairman; Paul Colasono, Executive Vice President and Chief Operating Officer; Kevin Gildea, Executive Vice President, Chief Legal Officer and Secretary; Kimberley Shaw, Senior Vice President and Chief Financial Officer; and Pansy Moy, Executive Assistant.

On October 7, 2014, at the close of the trading day, which was prior to the announcement on that day of the Reverse/Forward Split, our Common Stock’s closing price per share was $0.15 on trading volume of zero shares. Previous to this date, our average closing price for the 60 trading days prior to October 7, 2014 was approximately $0.06 per share on an unweighted basis. On November 17 , 2014, the last practicable trading day prior to the date this Information Statement was furnished to stockholders, our Common Stock’s closing price was $0. 18 .

Reasons for the Reverse/Forward Split

The primary purpose of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock (427 as of October 7, 2014) will be below 300 so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act. For some time, the President, Chairman and majority stockholder, Thomas J. Axon, has expressed concern about the expense of continuing to comply with the periodic reporting requirements of the Exchange Act given the small size of the Company (which as of October 7, 2014 consisted of approximately 55 employees, with periodic reporting requirements fulfilled by executive officers of the Company), the financials and operating losses of the Company, and the extremely low trading volume of shares of our Common Stock. Significantly, the Company had an annual operating loss during the year ended December 31, 2013 of $2.9 million, and during the quarter ended June 30, 2014, the Company had an operating loss of $897,000. The Board therefore decided to consider whether it should remain a reporting company. The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost, including the cost and tangible and intangible burdens associated with compliance with the Sarbanes-Oxley Act of 2002.

The Board believes that the significant costs are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s extremely limited trading volume, stock price and public float have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

Our Common Stock’s limited trading volume and public float have also hindered our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. Because the Common Stock has been thinly traded, any attempt to trade a large block of shares in the public markets, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

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The overall executive time expended on the preparation and review of our public filings is likely to continue to increase rather than decrease. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Split is effected and we cease filing periodic reports with the SEC, the time currently devoted by management to our public company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our stockholders. The Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with periodic reporting to the SEC by consummating the Reverse/Forward Split at this time rather than continue to subject the Company to these burdens.

Although continuing shareholders would indirectly benefit from any tax savings generated by the Company’s future use of any accrued operating loss carry-forwards, if and to the extent actually used by the Company to offset future taxable income, the Board did not consider such tax savings (to the extent available) to be material in connection with its review and evaluation of the Reverse/Forward Split. The Company had a Federal tax net operating loss carry-forward of $7.2 million for the year ended December 31, 2013.

Strategic Alternatives Considered

While considering the merits of the Reverse/Forward Split, the Board evaluated a number of strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse/Forward Split would be the simplest and most cost-effective approach to achieve the purposes described above. The Board considered the following alternatives:

•	Self-tender offer. The Board considered a self-tender offer considerably more costly than the Reverse/Forward Split, and as a result, rejected this alternative.
•	Purchase of shares in the open market. The Board considered a stock repurchase program, but believes that it is unlikely that open market purchases will achieve the intended result of the Reverse/Forward Split of ensuring that the number of our record stockholders will be below 300. Due to the high transaction costs and low share prices of our Common Stock, the Board believed it unlikely that stockholders of record holding fewer than 200 shares of Common Stock would sell their shares to the Company in the open market.
•	Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders of record. However, due to the significant and increasing costs of being an SEC registered public company, not been able to realize many of the benefits that publicly traded companies sometimes realize and other factors enumerated elsewhere in this Information Statement, such as the operating losses of the Company, the Board believed that maintaining the status quo would be detrimental to all stockholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status.

Fairness of the Reverse/Forward Split to Stockholders

The Company is required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The Board, on behalf of the Company, has itself made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is fair to the unaffiliated stockholders.

The Board did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the consideration to holders of record of less than one share as a result of the Reverse Split, due to the financially depressed status of the Company, the Company’s continuing operating losses, the recent historical trading price of its common stock, and the struggling mortgage specialty sub-servicing industry in general, and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. Further, the result of the Reverse/Forward Split is anticipated to affect less than 13,000 shares, or less than 0.13%, of the Common Stock of the Company.

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No director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Reverse/Forward Split and/or preparing a report concerning the fairness of the transaction.

Each Director on the Board who is not an employee of the Company approved the Reverse/Forward Split. The Board, which has unanimously approved the Reverse/Forward Split, concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board could adequately establish the fairness of the Reverse/Forward Split without such outside persons.

The Board did not create a Special Committee of the Board to approve the Reverse/Forward Split. Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Split.

The Board determined that the Reverse/Forward Split, including the proposed cash payment of $0.50 per pre-split share to stockholders whose shares will be cashed out, is substantively and procedurally fair, in form and from a financial point of view, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

With respect to the stockholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the range of fair values per pre-split share. The Board determined that $0.50 per pre-split share would a fair based on historical trading ranges.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Split to those unaffiliated stockholders whose shares will be cashed out, including the fact that they will not pay the brokerage commissions they would have paid if they attempted to sell their shares in the open market. The proposed transaction price of $0.50 per pre-split share of Common Stock compares favorably to average closing price of the stock for the previous 30, 60, and 90 trading days prior to the announcement of the Reverse/Forward Split as well as the average closing price since January 2, 2013, the first trading day of 2013.

Furthermore, the Board considered that, with extremely limited liquidity in the public market for our Common Stock, only a small portion of our stockholders would have been able to attain the historical closing prices before the stock price decreased measurably. The proposed transaction price of $0.50 per pre-split share does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

The following table sets forth historical trading volume averages and average closing prices for the associated number of trading days prior to October 8, 2014 (considering that the public announcement of the Reverse/Forward Split was after the close of trading on October 7, 2014) :

Number of Trading Days	Average Daily Volume	Average Closing Price
30	1,117	$0.16
60	642	0.10
90	706	0.08
180	1,960	0.06

From January 2, 2013 through October 7, 2014, inclusive (445 trading days), the average daily trading volume has been 1,714 shares with an average closing price of $0.23. The cash payment of $0.50 per pre-split share to stockholders whose shares will be cashed out represents a premium of 215% over the average closing price from January 2, 2013 through October 7, 2014, inclusive .

With respect to the fairness of the Reverse/Forward Split to the stockholders whose stock would not be cashed out in the Reverse/Forward Split, the Board also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was fair. In addition, the Board noted that voting control of approximately 66.67% of the shares held by stockholders who would remain stockholders after the Reverse/Forward Split was held by members of the Board so that the interests of such stockholders would remain aligned with the interests of the Board.

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The Board determined that current and historical market prices of its Common Stock were the best measures of the fairness of the cash out price for holders of record of less than one share as a result of the Reverse Split to unaffiliated stockholders because recent and historical prices provide some insight into how the market has historically valued our Common Stock. The Board also reviewed stockholders’ equity, which at June 30, 3014 was $4.5 million under generally accepted accounting principles (“GAAP”), and net book value, which as of June 30, 2014 was $0.45, under GAAP, as alternative measures of the cash out price per pre-split share for holders of record of less than one share as a result of the Reverse Split. The cash payment of $0.50 per pre-split share to stockholders whose shares will be cashed out represents a premium of 11.1% over the net book value as of June 30, 2014. It also discussed liquidation value as another measure by comparing stockholders’ equity of $4.5 million at June 30, 2014 to fully cash secured contingent liabilities of $7.5 million in favor of The Huntington National Bank in relation to a matured credit agreement, which is subject to a forbearance agreement until March 31, 2015, of subsidiaries of Franklin Credit Holding Corporation (the former parent of the Company). However, the Board did not ultimately explicitly establish or consider liquidation value as a factor in determining the fairness of the transaction since the Company has no present intent to liquidate and only a small fraction of existing stockholders will be eliminated as equity holders as a result of the Reverse/Forward Split. Accordingly, t he Board did not consider or establish, explicitly or otherwise, the going concern value of the Company in connection with determining the fairness of the Reverse/Forward Split because only a small number of stockholders will be cashed out in the Reverse/Forward Split . The Company has not engaged in any stock repurchases.

Procedural Fairness of the Reverse/Forward Split

As stated above, the Company is required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The Board, on behalf of the Company, has itself made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is also procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/Forward Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company. In reaching this conclusion, the Board noted that the potential ability of unaffiliated stockholders of record to decide whether or not to remain stockholders following the Reverse/Forward Split by attempting to buy or sell shares of Common Stock in the open market, if permissible at prices acceptable to such stockholders, afforded protection to those stockholders who would not be continuing stockholders of the Company. Specifically, the Board noted that current holders of record of fewer than 200 shares may be able to remain stockholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 200 shares immediately before the Reverse/Forward Split. Conversely, stockholders of record that own 200 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Split may be able to sell or otherwise reduce their holdings to less than 200 shares prior to the Reverse/Forward Split. It should be noted that, because there has historically been very limited trading in the Company’s Common Stock, stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Split may not be able to do so at all or at a price they are willing to pay or accept.

In addition, the Board noted that voting control of over 56% of the shares held by stockholders who would remain stockholders after the Reverse/Forward Split would remain with Mr. Axon, the Company’s President and Chairman, such that there would be no change in control and the interests of remaining stockholders would not be substantially diminished. Further, the result of the Reverse/Forward Split is anticipated to affect less than 13,000 shares, or less than 0.13%, of the Common Stock of the Company.

In light of the Board’s determination that the interests of unaffiliated stockholders were protected by (i) the representation of stockholders who would remain stockholders after the Reverse/Forward Split on the Board, and (ii) the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Split by buying or selling shares of Common Stock in the open market, the Board did not create a Special Committee or retain independent counsel.

The Board determined not to condition the approval of the Reverse/Forward Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out because approximately 99.9% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Split. The Reverse/Forward Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted.

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The Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders because it would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under Delaware law.

The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under Delaware law. The Board determined that this Information Statement, together with our other filings with the SEC, provides adequate information for unaffiliated stockholders.

The Board determined that the process leading up to the approval of the Reverse/Forward Split was procedurally fair to the stockholders because of the structural fairness of the Reverse/Forward Split and the procedural protections available to stockholders.

Federal Income Tax Consequences of the Reverse/Forward Split

We have summarized below what we believe to be certain federal income tax consequences to the Company and its stockholders resulting from the Reverse/Forward Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

We believe that any stockholders who continue to hold Common Stock immediately after the Reverse/Forward Split, and who receive no cash as a result of the Reverse Split, should not recognize any gain or loss or dividend income as a result of the Reverse/Forward Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder of record who holds less than one share as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and bought and sold on the Grey Sheets. Our Common Stock is not listed on any stock exchange and is no longer quoted in the OTC Markets. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of October 7, 2014, we had approximately 427 record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Split, we expect to have approximately 167 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act promptly after the Effective Date.

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Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders under the Exchange Act. After deregistration of our shares, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to the Company and our stockholders.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $131,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. By reducing the Company’s number of stockholders of record to less than 300 and deregistering our Common Stock under the Exchange Act as intended, based on historical expenses, the Company expects to save (i) approximately $86,000 per year in professional fees and expenses for the preparation and filing of reports required by the Exchange Act and (ii) approximately $45,000 per year in other costs related to being a publicly reporting entity, such as Edgarization and XBRL costs, printing and mailing costs, expenses for compliance with the internal control and procedure requirements associated with Sarbanes-Oxley, the Dodd-Frank Act and regulatory compliance issues applicable to public entities, other than internal personnel expenses. The termination of the Company’s public reporting obligations will also alleviate a significant amount of time and effort previously required of the Company’s employees in preparing and reviewing the periodic reports and filings required of public entities under the Exchange Act and the pressure and expense of hiring staff to satisfy the regulatory and accounting reporting requirements.

Certain Information Concerning the Company

Franklin Credit Management Corporation’s administrative and principal executive office is located at 101 Hudson Street, Jersey City, NJ 07302 and its telephone number is (201) 604-1800 (toll-free: (800) 650-7720).

Franklin Credit is a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, including specialized loan recovery and collection servicing, and in the analysis, pricing and acquisition of residential mortgage portfolios, for third parties.

On August 10, 2012 (the “Distribution Date”), eighty percent (80%) of the outstanding common stock of FCRM, representing all of the outstanding common stock of FCRM held by its former parent company, Franklin Credit Holding Corporation (“Franklin Holding”), was distributed to holders of the common stock of Franklin Holding as of August 2, 2012 pursuant to Franklin Holding’s confirmed and effective prepackaged plan of bankruptcy reorganization (the “Prepackaged Plan”). As consideration for the distribution of FCRM common stock to stockholders of Franklin Holding (the “Distribution”), FCRM paid the bankruptcy estate of Franklin Holding $250,000 in cash on the Distribution Date and executed a note for $1,109,000 on August 2, 2012 payable, in monthly installments commencing on September 1, 2012, over a period of five years (plus interest at the rate of 3.25% per annum). The aggregate of these amounts, $1,359,000, represented the fair market value of FCRM as of December 31, 2011, as determined by an independent third-party appraiser.

Effective October 12, 2012, Franklin Credit emerged as an independent publicly traded company and, at December 31, 2013, had 10,035,993 shares of common stock issued and outstanding. Thomas J. Axon, the Chairman and President of Franklin Credit, holds approximately 56% of Franklin Credit’s outstanding common stock.

In September 2010, Franklin Credit entered into a deferred payment agreement (the “Deferred Payment Agreement”) with The Huntington National Bank (the “Bank”). Pursuant to the Deferred Payment Agreement, Franklin Credit will pay to the Bank 10% of the aggregate value of any monetizing transactions of Franklin Credit, less $4 million. Monetizing transactions include additional contributions to the capital of Franklin Credit, the sale of Franklin Credit stock, dividends paid by Franklin Credit, and liquidating distributions of Franklin Credit (but not the Distribution by Franklin Holding of its ownership interests in Franklin Credit). The Deferred Payment Agreement is in effect until March 2019.

Franklin Credit is a Delaware corporation incorporated in February 1988. Franklin Credit’s common stock is bought and sold on the Grey Sheets under the trading symbol FCRM.

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As of the date of this Information Statement, the Company’s authorized capital stock consists of 22,000,000 shares of common stock, par value $.01 per share (10,035,993 shares of which are outstanding) and 3,000,000 shares of undesignated preferred stock, par value $.001 per share (none of which are issued or outstanding).

Effect of the Reverse/Forward Split
on the Number of Authorized and Issued Shares

As of October 7, 2014, the Company had a total of 10,035,993 of its 22,000,000 authorized shares of Common Stock issued. The total number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. The table below illustrates the estimated effect on the number of authorized shares available for issuance as a result of the Reverse/Forward Split. Significantly, the result of the Reverse/Forward Split is anticipated to affect approximately 12,491 shares, or less than 0.13%, of the Common Stock of the Company.

	Shares Authorized	Shares Issued and Outstanding	Authorized Shares Available for Issuance
Before Reverse/Forward Split	22,000,000	10,035,993	11,964,007
After Reverse/Forward Split	22,000,000	10,023,502	11,976,498

The shares acquired in the Reverse/Forward Split will be retired and returned to the status of authorized but unissued shares of Company Common Stock.

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Trading Market and Price

Our Common Stock is currently bought and sold on the Grey Sheets. The following is a schedule of the reported high and low closing prices per share for our Common Stock during the period from October 1, 2012 through November 17 , 2014 (the past two years), all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Quarter Ending	High	Low
December 31, 2012	$0.36	$0.26
March 31, 2013	0.57	0.35
June 30, 2013	0.55	0.30
September 30, 2013	0.41	0.40
December 31, 2013	0.39	0.15
March 31, 2014	0.17	0.00
June 30, 2014	0.03	0.03
September 30, 2014	0.03	0.15
December 31, 2014 (through November 17, 2014)	0.15	0.20

Dividends Paid by the Company

The Company has not paid cash dividends on its common stock, and due to operating losses, does not expect to pay a cash dividend in the future.

Stock Purchases by the Company

The Company has not purchased shares of its Common Stock on the open market.

Identity and Background of the Directors and Officers of the Company

The Directors of the Company are Thomas J. Axon (Chairman of the Board of Directors and President of the Company); Michael Bertash, Frank B. Evans, Jr., Steven W. Lefkowitz, and Allan R. Lyons. The officers of the Company are Thomas J. Axon (President and Chairman), Paul D. Colasono (Executive Vice President and Chief Operating Officer), Kevin P. Gildea (Executive Vice President, Chief Legal Officer and Secretary), and Kimberley Shaw (Senior Vice President and Chief Financial Officer). The address of each officer and director is c/o Franklin Credit Management Corporation, 25th Floor, 101 Hudson Street, Jersey City, NJ 07302 and his/her telephone number is (201) 604-1800 (toll-free: (800) 650-7720).

With respect to each current officer and director of the Company:

Thomas J. Axon has been a Director of the Company since 1988. Mr. Axon has served as Chairman of the Company’s Board of Directors since December 1994, has served as President of the Company since its inception in 1990 (except for the period of October 2004 until January 2006), and served as the Company’s Chief Executive Officer from January 2006 until April 2006, and from December 1994 through June 2000. Mr. Axon also served as a member of the Company’s Board of Directors from the Company’s inception in 1990 until the Company’s merger with Miramar Resources, Inc. in December 1994. Within the last five years, Mr. Axon has been the controlling interest in, and acted directly and indirectly as a principal of, various private companies, including RMTS, LLC, an insurance consulting and underwriting company, and its affiliated companies; Axon Associates, Inc., Harrison Street Realty Corporation, and its predecessors, 185 Franklin Street Development Associates, L.P., Harrison Street Development Associates, L.P. and James Thomas Realty LLC, which hold various real estate interests and/or manage rental commercial space; AIS Ltd., a reinsurance company; and Bosco Credit, LLC (“Bosco I”), Bosco Credit II, LLC (“Bosco II”), Bosco Credit III, LLC (“Bosco III”), Bosco Credit IV, LLC (‘Bosco IV”), Bosco Credit V, LLC (“Bosco V”), and Bosco Credit VI, LLC (“Bosco VI”) (collectively, Bosco I, Bosco II, Bosco III, Bosco IV, Bosco V, and Bosco VI are referred to as the “Bosco entities”), which hold interests in various mortgage related assets serviced by the Company.

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Michael Bertash has been a Director of the Company since 1998. Within the last five years, Mr. Bertash has been employed at Tocqueville Asset Management.

Frank B. Evans, Jr. has been a Director of the Company since 1994. Mr. Evans co-founded the Company and served as the Company’s Vice President, Treasurer, Secretary and Chief Financial Officer from December 1994 until November 1998. Mr. Evans also served as the Company’s Secretary, Treasurer, a Vice President and a member of the Board of Directors first with the predecessor of the Company in 1990 until later upon the Company’s merger with Miramar Resources, Inc. in December 1994. Mr. Evans has served as Chief Executive Officer of Core Engineered Solutions, Inc., a Herndon, Virginia design/build firm that specializes in fuel and chemical storage systems, since its inception in 1990.

Steven W. Lefkowitz has been a Director of the Company since 1996. Mr. Lefkowitz has served as the founder and President of Wade Capital Corporation, a privately held investment firm, since 1990. Mr. Lefkowitz serves on the Board of Directors of several private companies, and in August 2011, was appointed to the Board of Directors of a public pharmaceutical company, CorMedix, Inc., an entity of which Mr. Lefkowitz served as Interim Chief Financial Officer from August 14, 2013 until July 21, 2014. Since November 2007, he has served on the Board of Directors of Chatsworth Data Solutions, Inc, which was a public company until January 2009.

Allan R. Lyons has been a Director of the Company since 1995. Mr. Lyons is the owner and managing member of 21st Century Strategic Investment Planning, LC, a Florida limited liability company, which acts as the managing partner for two venture capital partnerships and sixteen limited liability companies. Mr. Lyons also acts as a general partner for two venture capital partnerships. Mr. Lyons serves on the Board of Directors of two private companies, and is on the audit committee of one those companies.

Paul D. Colasono served as the Company’s Chief Financial Officer and Executive Vice President from April 2005 until November 8, 2012. Effective November 9, 2012, Mr. Colasono was appointed to his current position of Executive Vice President and Chief Operating Officer.

Kevin P. Gildea has served as the Company’s Chief Legal Officer/General Counsel since March 2006, Secretary since August 2006, and Executive Vice President since October 2009. In addition, Mr. Gildea is the Liquidation Manager appointed pursuant to the Prepackaged Plan confirmed in the Chapter 11 voluntary case commenced by the former parent of the Company, Franklin Holding, under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (Case No. 12-24411 (DHS)) to liquidate and distribute the assets of the bankruptcy estate of Franklin Holding.

Kimberley Shaw joined the Company in August 1998 as Controller and Treasurer. On November 9, 2012, Ms. Shaw was appointed to her current position as Senior Vice President, Chief Financial Officer, Controller and Treasurer. Ms. Shaw has been employed in a variety of accounting and finance related roles with the Company since being hired in 1998, including previously as Chief Financial Officer from August 2000 to April 1, 2001.

During the last five years, none of the above individuals have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and they have not been parties to a judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding a violation of any federal or state securities law.

All are citizens of the United States. Additionally, Mr. Gildea is a citizen of Ireland.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of October 7, 2014, concerning beneficial ownership of Common Stock, our only class of equity securities currently outstanding, by (i) the only persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) all directors, (iii) all executive officers (including named executive officers) and (iv) all directors and executive officers (including names executive officers) as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any security as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner to the same securities, and a person may be deemed to be the beneficial owner of the same securities as to which that person has no economic interest. Including those shares in the table below does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Thomas J. Axon, President and Chairman	5,636,139	(2)	56.16%
Michael Bertash, Director	0		0.00%
Frank B. Evans, Jr., Director	843,425	(3)	8.40%
Steven W. Lefkowitz, Director	210,150	(4)	2.09%
Allan R. Lyons, Director	63,500		*
Paul D. Colasono, EVP and Chief Operating Officer	17,000		*
Kevin Gildea, EVP, Chief Legal Officer and Secretary	0		0.00%
Kimberley Shaw, SVP and Chief Financial Officer	0		0.00%
All Directors and Executive Officers as a group (9 persons)	6,770,214		67.46%

*	Indicates beneficial ownership of less than one (1%) percent.

(1)	The address of each beneficial owner identified is c/o Franklin Credit Management Corporation, 101 Hudson Street, Jersey City, NJ 07302.

(2)	Mr. Axon has pledged up to 5,419,437 shares as collateral to secure certain obligations under a stipulation of settlement, entered into in connection with a dissolution of marriage proceeding, with his former wife. A default under those obligations by Mr. Axon could result in a change in control of the Company. Many states require the holder of mortgage lending, servicing or collection agency licenses to notify the applicable state regulator prior to a transaction that constitutes a change-in-control of the license holder. Other states require prior approval of a transaction that would result in a change-in-control. In any event an application, detailing personal, financial and work experience information, and a background check would be required of his former wife in the event of such a change in control.

(3)	Includes 20,000 shares, the aggregate of 5,000 shares beneficially owned by a child for whom Mr. Evans is the trustee, and 5,000 shares held by each of three adult children.

(4)	Includes 40,000 shares beneficially owned by Mr. Lefkowitz’ wife.

As a result of the Reverse/Forward Split:

The beneficial interest in Common Stock of Thomas J. Axon, the President and Chairman of the Company, is expected to increase from approximately 56.16% to approximately 56.23%.

The beneficial interest in Common Stock of Frank B. Evans, Jr., a member of the Board, is expected to increase from approximately 8.40% to approximately 8.41%.

The beneficial interest in Common Stock of Steven Lefkowitz, a member of the Board, is expected to increase from approximately 2.09% to approximately 2.10%.

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The beneficial interest in Common Stock of Allan R. Lyons, a member of the Board, and Paul D. Colasono, Executive Vice President and Chief Operating Officer of the Company, are expected to remain less than 1%.

Michael Bertash, Kevin Gildea and Kimberley Shaw are expected to continue to have no beneficial interest in Common Stock.

Prior Transactions between the Company and Mr. Axon
during the past two years/
Transactions with Related Persons and Entities

Capital Contribution Agreement – On October 11, 2013, the Company and Thomas J. Axon, its Chairman, President and majority stockholder (“Mr. Axon”) entered into a capital contribution agreement (the “Capitalization Agreement”), effective September 30, 2013, to increase the net worth and liquidity of the Company, including an attempt to address certain state regulatory capital requirements. Pursuant to and under the terms of the Capitalization Agreement, Mr. Axon purchased in a series of transactions an aggregate of 2,050,000 shares of non-transferrable restricted Series A Convertible Preferred Stock (“Preferred Stock”) of the Company, par value $0.001, for $2 per share (for a total purchase price of $4.1 million), all of which he exchanged on September 12, 2014 for the Company’s right, title and interest in two specifically designated real estate properties owned by the Company located in the borough of Manhattan in the city of New York (the “Real Estate”) .

Bosco-Related Entities – At September 30, 2014, the Company’s specialty servicing and collection business serviced, provided recovery collection services and actively managed approximately 28,530 first and second-lien loans for the Bosco entities, which are related-party entities of the Company (the Bosco entities are owned or controlled by Thomas J. Axon, the Company’s Chairman, President and majority stockholder), as follows: approximately 1,670 home equity loans for Bosco I; approximately 21,930 subordinate-lien loans for Bosco II; approximately 460 actively serviced first and subordinate-lien loans that are in principally bankruptcy, foreclosure or charge-off statuses for Bosco III, and approximately 530 actively serviced loans pledged by subsidiaries of the Company’s former parent company to a consortium of lenders, including Bosco III, a 50% participant lender; approximately two (2) real estate owned properties serviced for Bosco IV; approximately 2,290 non-performing subordinate-lien loans serviced for Bosco V; and, approximately 1,650 performing, subperforming and non-performing subordinate-lien loans serviced for Bosco VI. In general, servicing fees for first-lien and second-lien loans and certain loans based on loan level delinquency or status in bankruptcy or foreclosure are assessed on a per unit fee basis or a percentage of monthly collections for loans based on the stage of delinquency or for settlements, property dispositions and other collections; servicing fees for delinquent subordinate-lien residential mortgage loans are assessed based on a percentage of monthly collections; and the Company is entitled to reimbursement of certain third-party fees and expenses incurred in the servicing and collection of the loans.

Included in the Company’s revenues were servicing fees recognized from servicing the portfolios for the Bosco-related entities of $ 4.6 million and $ 5.2 million for the nine months ended September 30, 2014 and 2013, respectively. Included in the Company’s revenues were servicing fees recognized from servicing the portfolios for the Bosco-related entities of $ 1.4 million and $ 1.6 million for the three months ended September 30, 2014 and 2013, respectively.

Due to the Company’s continuing operating losses, the Company’s inability to secure new servicing business for the Company and the completion of the Capitalization Agreement between the Company and Mr. Axon, which provided for monthly capital contributions by Mr. Axon to the Company to fund the Company’s operating losses, Mr. Axon, on behalf of the Bosco entities, has been actively seeking possible servicing transfers for the Bosco entity portfolios to other servicing companies. Mr. Axon and the Company have been in active discussions and negotiations regarding the possible transfer of substantially all or some components of the serving contracts for the Bosco entities in exchange for a continuing role for the Company as a component servicer and/or asset manager for the Bosco entities.

Bosco I Servicing Agreement – In May 2008, the Company entered into various agreements, including a servicing agreement, to service on a fee-paying basis for Bosco I approximately 2,740 residential home equity line of credit mortgage loans aggregating approximately $245 million. Bosco I was organized by the Company, and the membership interests in Bosco I include the Company’s Chairman and President, Thomas J. Axon, and a related company of which Mr. Axon is the chairman of the board and three of the Company’s directors serve as board members. The loans that are subject to the servicing agreement were acquired by Bosco I on May 28, 2008. The Company’s servicing agreement was approved by its Audit Committee. The Bosco I lending agreement expired on May 28, 2011 without being renewed or extended. Although Bosco I is still the owner of the collateral and the Company remains as the servicer of the mortgage loans, it is uncertain whether the lenders at some time in the future will foreclose on the collateral or continue to permit the Company to remain the servicer of the mortgage loans. The Bosco I servicing agreement also expired on May 28, 2011; however, the Company continues to service the Bosco I loans on a month-to-month basis.

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Included in the Company’s revenues were servicing fees recognized from servicing the Bosco I portfolio of $ 163,000 and $ 155,000 for the three months ended September 30, 2014 and 2013, respectively. Included in the Company’s revenues were servicing fees recognized from servicing the Bosco I portfolio of $ 507,000 and $ 480,000 for the nine months ended September 30, 2014 and 2013, respectively. On February 27, 2009, at the request of the Bosco I lenders, the Company adopted a revised fee structure, which was approved by the Company’s Audit Committee. The revised fee structure provided that, for the next 12 months, the Company’s monthly servicing fee would be paid only after a monthly loan modification fee of $29,167 was paid to Bosco I’s lenders. Further, the revised fee structure provided that, on each monthly payment date, if the aggregate amount of net collections was less than $1 million, 25% of the Company’s servicing fee would be paid only after certain other monthly distributions were made, including, among other things, payments made by Bosco I to repay its third-party indebtedness.

On October 29, 2009, at the additional request of the Bosco I lenders in an effort to maximize cash flow to the Bosco I lenders and to avoid payment defaults by Bosco I, a further revised fee structure relating to deferred fees was adjusted through an amendment to the loan servicing agreement with Bosco I (the “Bosco Amendment”), which was approved by the Company’s Audit Committee.

Under the terms of the Bosco Amendment, the Company is entitled to a minimum monthly servicing fee of $50,000. However, to the extent that the servicing fee otherwise paid for any month would be in excess of the greater of $50,000 or 10% of the total cash collected on the loans serviced for Bosco I (such amount being the “Monthly Cap”), the excess is deferred, without the accrual of interest. The cumulative amounts deferred shall be paid (i) with the payment of the monthly servicing fee, to the maximum extent possible, for any month in which the servicing fee is less than the applicable Monthly Cap, so long as the sum paid does not exceed the Monthly Cap or (ii) to the extent not previously paid, on the date on which any of the promissory notes (“Notes”) payable by Bosco I to the lenders, which were entered into to finance the purchase of and are secured by the loans serviced by the Company, is repaid, refinanced, released, accelerated, or the amounts owing there under increased (other than by accrual or capitalization of interest). If the deferred servicing fees become payable by reason of acceleration of the Notes, the lenders’ right to payment under such Notes shall be prior in right to the Company’s rights to such deferred fees.

The Bosco Amendment did not alter the Company’s right to receive a certain percentage of collections in the event Bosco I’s indebtedness to the Lenders is repaid in full, the Bosco I equity holders are repaid in full the equity investment in Bosco I made prior to Bosco I entering into the loan agreement with the lenders, and the lenders and Bosco I’s equity holders have received a specified rate of return on their debt and equity investments.

As of September 30, 2014, no deferred servicing fees per the Bosco I amendments have been accrued. As of September 30, 2014, the unpaid deferred servicing fees under the terms of the Bosco Amendment amounted to approximately $3.7 million. Should Bosco I transfer its loans to another servicer, such action will not result in the deferred fees immediately becoming due to the Company.

Bosco II Servicing Agreement – In September 2010, the Company entered into a servicing agreement with Bosco II and a trust to service and collect loans purchased by Bosco II from an indirect trust subsidiary of the Bank. 100% of the membership interest in Bosco II is held by the Company’s Chairman and President, Thomas J. Axon. The Bosco II servicing agreement governs the servicing of approximately 19,300 loans. Pursuant to the Bosco II servicing agreement, the Company services the loans subject to customary terms, conditions and servicing practices for the mortgage servicing industry. The Bosco II servicing agreement may be terminated without cause and penalty upon thirty days prior written notice.

The Company also provided the loan analysis and certain other services for Bosco II for the loans acquired by Bosco II and the Company performs various administrative and bookkeeping services for Bosco II at the rate of $1,500 per month. The Company’s servicing agreement and administrative services agreement with Bosco II were approved by its Audit Committee.

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On February 8, 2012, the Company entered into a terms agreement (the “Terms Agreement”), effective April 1, 2012, with the trust for Bosco II to service an additional pool of approximately 7,100 subordinate-lien residential mortgage loans (“Bosco II-2”). The servicing of these loans may be terminated without cause and without penalty upon thirty days prior written notice. The Company is servicing the pool of subordinate-lien residential mortgage loans for a monthly servicing fee principally based on a percentage of monthly net collections and is entitled to reimbursement of certain third-party fees and expenses incurred by the Company in the servicing and collection of the loans. Pursuant to the Terms Agreement, the subservicing of the mortgage loans are governed by the loan servicing agreement dated and made effective as of November 19, 2010 between the Company and the Bosco Credit II, LLC trust and a new servicing fee schedule for this pool of loans. The Company subservices these loans subject to customary terms, conditions and servicing practices for the mortgage servicing industry. The Terms Agreement was ratified by the Company’s Audit Committee.

The Company facilitated the purchase of the loans by the trust and Bosco II in order to enter into the Terms Agreement and obtain the subservicing of the additional Bosco II pool of loans by temporarily advancing $650,000, which has since been reimbursed, toward the purchase price of such loans.

On August 24, 2012, the Company entered into another terms agreement with the trust for Bosco II to service effective September 2012 an additional pool of approximately 442 subordinate-lien residential mortgage loans for a monthly servicing fee principally based on a percentage of monthly net collections (“Bosco II-3”). The Company is entitled to reimbursement of certain third-party fees and expenses incurred by the Company in the servicing and collection of the loans. The servicing of these loans may be terminated without cause and without penalty upon thirty days prior written notice. This terms agreement was ratified by the Company’s Audit Committee.

Included in the Company’s revenues were servicing fees recognized from servicing the Bosco II portfolio for the three months ended September 30, 2014 and 2013 of approximately $1.0 million and $1.2 million, respectively. Included in the Company’s revenues were servicing fees recognized from servicing the Bosco II portfolio for the nine months ended September 30, 2014 and 2013 of approximately $3.5 million and $4.0 million, respectively.

Bosco III Servicing Agreement – In January 2011, effective December 2010, the Company entered into a servicing agreement with Bosco III to service and collect charge-off loans purchased by Bosco III from a trust of the Bank. Bosco III also purchased from the Bank a 50% participation interest in commercial loans to subsidiaries of the Company’s former parent, Franklin Holding, that are collateralized by mortgage loans for which the Company is the loan servicer. 50% of the membership interest in Bosco III is held by the Company’s Chairman and President, Thomas J. Axon.

The Bosco III servicing agreement, as amended in January and April 2011, governs the servicing of approximately 4,800 first and subordinate-lien loans that are principally in bankruptcy, foreclosure or charge-off statuses, of which substantially fewer loans are actively serviced by the Company. Pursuant to the Bosco III servicing agreement, the Company services the loans subject generally to customary terms, conditions and servicing practices for the mortgage servicing industry. The Company’s services may be terminated with respect to some or all of the assets without cause and without penalty on thirty days prior written notice. From time to time, reimbursement of third-party expenses advanced by the Company as servicer in the normal course of servicing the Bosco III portfolio may be deferred when collections are not sufficient to cover the full amount of such expenses. When third-party expense reimbursements are deferred, payment terms are established based on future servicing cash collections.

The Company also provided the loan analysis and certain other services for Bosco III for the loans acquired by Bosco III. The Company’s servicing agreement with Bosco III was ratified by its Audit Committee.

Included in the Company’s revenues for the three months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco III portfolio of approximately $82,000 and $97,000, respectively. Included in the Company’s revenues for the nine months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco III portfolio of approximately $199,000 and $250,000, respectively.

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Bosco IV Servicing Agreement – In May 2011, a trust of the Bank sold thirteen (13) of its remaining real estate owned (“REO”) properties acquired through foreclosure actions to Bosco IV, an entity controlled by Mr. Axon.

Pursuant to the Bosco IV servicing agreement, the Company services the REO properties subject to customary terms, conditions and servicing practices for the mortgage servicing industry. The Company’s services may be terminated with respect to some or all of the assets without cause and without penalty on 30 days prior written notice. From time to time, reimbursement of third-party expenses advanced by the Company as servicer in the normal course of servicing the Bosco IV portfolio may be deferred when collections are not sufficient to cover the full amount of such expenses. When third-party expense reimbursements are deferred, payment terms are established based on future servicing cash collections.

Included in the Company’s revenues for the three months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco IV portfolio of approximately $18,000 and $1.000, respectively. Included in the Company’s revenues for the nine months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco IV portfolio of approximately $19,000 and $5,000, respectively.

Bosco V Servicing Agreement – In April 2012, the Company entered into a servicing agreement with a trust for Bosco V to service and collect on approximately 1,900 non-performing subordinate-lien loans purchased by Bosco V. The sole member of Bosco V is Mr. Axon. The Company’s services may be terminated with respect to some or all of the assets without cause and without penalty on thirty days’ prior written notice.

In October 2012, the Company entered into a terms agreement with the trust for Bosco V to service an additional pool of approximately 900 subordinate-lien residential mortgage loans for a monthly servicing fee principally based on a percentage of monthly net collections (“Bosco V-2”). The Company’s services may be terminated with respect to some or all of these assets without cause and without penalty on thirty days’ prior written notice. The terms agreement was ratified by the Company’s Audit Committee.

At September 30, 2014, the Company serviced a total of approximately 2,290 loans for Bosco V.

Included in the Company’s revenues for the three months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco V portfolio of approximately $5,000 and $17,000, respectively. Included in the Company’s revenues for the nine months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco V portfolio of approximately $10,000 and $40,000, respectively.

Bosco VI Servicing Agreement – In May 2012, Franklin Credit participated in a joint venture (Bosco VI) with Mr. Axon, which purchased a pool of approximately 1,850 performing, subperforming and non-performing subordinate-lien loans with an unpaid principal balance of approximately $100.7 million. The pool was purchased by Bosco VI for $6,930,000. The owners of Bosco VI include Mr. Axon at an initial ownership percentage at 67.39% and the Company at 32.61%. The Company’s initial capital investment in Bosco VI was $1,500,000, which the Company contributed in cash. Bosco VI entered into a term loan (the Loan) with a third-party lender in the amount of $1,500,000. All net cash collected from the servicing of the loan pool, after servicing fees and other expenses, was applied to pay interest and principal on the Loan, until it was paid off in January 2013, in accordance with the Loan agreement. As a result, Bosco VI did not receive any return on its investment from the cash collected from the pool of loans until after the Loan was paid off in January 2013, and, prior to then, its servicing fee was limited in accordance with the Loan agreement, with the unpaid servicing fees deferred.

The foregoing was ratified by the Company’s Audit Committee.

In order to invest in Bosco VI, Mr. Axon, separately, personally borrowed from a third-party lender $3,550,000. In order to induce the third-party lender to make the loan to Mr. Axon, the Company, with the approval of its Audit Committee, agreed to mortgage (on a non-recourse basis) its office unit in a commercial condominium premises known as Unit 6 in a condominium building located in downtown New York City, in favor of the third-party lender in the amount of $3,000,000, in exchange for a membership interest in Bosco VI of not less than 15%. On September 12, 2014, Mr. Axon assumed the mortgage in connection with his exchange of the Preferred Stock for the Real Estate. The Company retained its interest in Bosco VI.

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Effective December 20, 2012, Mr. Axon purchased 50% of the Company’s investment interest in Bosco VI for $750,000. Effective March 11, 2013, Mr. Axon purchased $250,000 of the Company’s investment in Bosco VI, and effective March 11, 2013, Mr. Axon continued to hold 83.91% of the membership interests of Bosco VI and the Company continued to hold a 16.09% membership interest in Bosco VI.

In January 2013, Bosco VI paid the Loan off in full. As a result, commencing in January 2013, the Company became entitled to its monthly servicing fees uncapped and the deferred servicing fees from future net cash collections on the loans serviced for Bosco VI. The Company also became entitled to distributions made by Bosco VI to its members commencing in January 2013 based on its investment interest.

The Company entered into a servicing agreement with a trust of Bosco VI to provide the servicing and collection of the purchased pool. Until January 2013, while the Loan had remained outstanding, the servicing fee for any month that exceeded 10% of the net cash collected on the pool of loans was deferred. The cumulative amounts deferred were to be paid to the extent not previously paid on the date in January 2013 on which the Bosco VI loan had been repaid. However, in March 2013, the Company arranged with Bosco VI for the payment of the deferred servicing fees from net collections over a ten-month period. At September 30, 2014, the balance of deferred and unpaid servicing fees had been paid in full. The Company’s services may be terminated only for cause.

Included in the Company’s revenues for the three months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco VI portfolio of approximately $85,000 and $121,000. Included in the Company’s revenues for the nine months ended September 30, 2014 and 2013 were servicing fees recognized from servicing the Bosco VI portfolio of approximately $273,000 and $391,000, respectively.

Sublease to a Related Entity – Effective June 1, 2014, the Company, as sublesssor, subleased approximately 3,217 rentable square feet of office space, which the Company had used for administrative offices to RMTS, LLC (“RMTS”), for a term ending December 31, 2019 with a base rent, which includes the rent for the nonexclusive use of common areas, of approximately $128,000 annually, payable in monthly installments of $10,704, with annual rent escalations. The sublease was approved by the Company’s Audit Committee. The Company’s administrative and executive offices, which consist of approximately 31,000 square feet, remains in a secure space separate and apart from RMTS, except that the reception entrance, lobby, rest rooms are shared as common areas.

Other Related Party Transactions with the Company’s President and Chairman – At September 30, 2014, the Company had an outstanding payable to an affiliate, RMTS, of approximately $ 1,500 for certain business expenses that were paid by RMTS, LLC.

The Company has outstanding payables of $179,549 due to Mr. Axon, which consist of a promissory note in the amount of $60,000 payable to Mr. Axon and $119,549 due to Mr. Axon for amounts he had paid on behalf of the Company relating to the transfer of the Real Estate . Payment arrangements have not been made regarding the payment of the $119,549 . In August 2013, Mr. Axon advanced $60,000 to the Company for the payment of certain legal expenses incurred by the Company for seeking judgments for its servicing clients. The Company and Mr. Axon entered into a promissory note to govern the repayment of this obligation on an interest free basis. Payment under the note became due upon Mr. Axon’s exercise on September 12, 2014 of his option to exchange 2,050,000 shares of Preferred Stock for the Real Estate . No payments have been made under the note. On or about September 25, 2014, Mr. Axon, on behalf of the Company, paid $119,549 in transfer tax and recording fees associated with the transfer of said real estate properties from the Company to him. As such transfer tax and recording fees were the responsibility of the Company, as transferor, the Company has an outstanding payable to him for said amount.

The Company entered into a collection services agreement, effective in December 2009, pursuant to which the Company agreed to serve as collection agent in the customary manner in connection with approximately 4,000 seriously delinquent and generally unsecured loans, with an unpaid principal balance of approximately $56 million, which were acquired by two trusts set up by a fund in which the Company’s Chairman and President is a member, and contributed 50% of the purchase price and agreed to pay certain fund expenses. Under the collection services agreement, the Company is entitled to collection fees consisting of a percentage of the gross amount collected. The agreement also provides for reimbursement of third-party fees and expenses advanced by the Company as servicer in the normal course of servicing the loans in compliance with the collection services agreement.

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The collection fees earned by the Company under this collection services agreement during the three months ended September 30, 2014 and 2013 amounted to approximately $7,000 and $9,000, respectively. The collection fees earned by the Company under this collection services agreement during the nine months ended September 30, 2014 and 2013 amounted to approximately $46,000 and $29,000, respectively.

In February 2010, the Company entered into a collection services agreement, pursuant to which the Company agreed to serve as collection agent in the customary manner in connection with approximately 1,500 seriously delinquent and generally unsecured loans, with an unpaid principal balance of approximately $85 million, which were acquired through a trust set up by a fund in which the Company’s Chairman and President is a member, and contributed 25% of the purchase price. Under the collection services agreement, the Company is entitled to collection fees consisting of a percentage of the amount collected, net of third-party expenses. The agreement also provides for reimbursement of third-party fees and expenses incurred by the Company in compliance with the collection services agreement. The collection fees earned by the Company under this collection services agreement during the nine months ended September 30, 2014 and 2013 were not significant.

Mr. Axon is also a 3% minority limited partner investor with an unrelated servicing client through an entity controlled by Mr. Axon, Bosco Credit VII, LLC.

Franklin Credit Holding Corporation – Beginning in June 2012, the Company began to provide accounting, administrative and tax services for the bankruptcy estate and liquidation manager of Franklin Holding, the Company’s former parent company, on generally a time and materials basis. The bankruptcy estate of Franklin Holding reimburses the Company, based on time spent by the Company’s employees (including wages and employee benefits), other than for the liquidation manager of Franklin Holding, who provide services for Franklin Holding, and other reasonable third-party costs and expenses incurred in connection with such services. For the three months ended September 30, 2014 and 2013, approximately $7,000 and $ 9,000 , respectively, of such costs was billed to Franklin Holding for such services. For the nine months ended September 30, 2014 and 2013, approximately $ 22,000 and $ 35,000 , respectively, of such costs was billed to Franklin Holding for such services. It is not expected that the Company’s employee time associated with the performance of such services in the future will be material.

Golden Parachute Compensation of any Officers
as a Result of the Reverse/Forward Split

There is no entitlement to golden parachute payments for any of the officers of the Company as a result of the Reverse/Forward Split.

Paul D. Colasono serves as Chief Operating Officer and Executive Vice President of the Company under an employment agreement with an effective date of March 28, 2005. Mr. Colasono, subject to the effectiveness of the Reverse/Forward Split, has agreed to waive that portion of his employment agreement that would otherwise have entitled him to receive the following payments/benefits following a deregistration of the Common Stock with the SEC were he to terminate his employment following the consummation and effectiveness of the Reverse/Forward Split: (i) a lump sum in respect of all accrued and unused vacation within ten days after the termination of his employment in an amount based on Mr. Colasono’s current base annual salary, (ii) reimbursement for expenses already incurred pursuant to the employment agreement; and (iii) within thirty days after the termination of his employment, a lump sum amount equal to eighteen (18) months of his current base annual salary.

Potential Reinstatement of Reporting Obligations

The intended effect of the Reverse/Forward Split is to reduce the number of record holders of our Common Stock to fewer than 300. This will make us eligible to terminate the registration of our Common Stock under Rule 12g-4 and Section 12(g) of the Exchange Act. We expect to reduce the number of our record holders to approximately 167 as a result of the Reverse/Forward Split. However, if the Reverse/Forward Split does not have the intended effect, or if the number of record holders of our Common Stock rises to either 500 or more persons who are not accredited investors or 2,000 persons after the consummation of the Reverse/Forward Split for any reason (in each case, provided the Company has total assets exceeding $10 million), we may once again be subject to the periodic reporting obligations under the Exchange Act and the SEC’s proxy rules, which would negate much, if not all, of the savings intended to be accomplished through the Reverse/Forward Split.

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Financial Information

The following documents that we filed with the SEC, are incorporated by reference in this Information Statement: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, (iii) the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, (iv) the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and (v) any filings with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act following the date of this Information Statement.

The book value per common share as of September 30, 2014 was $0. 72 , under GAAP.

The Reverse/Forward split is not anticipated to have a material effect on (1) the Company’s balance sheet as of September 30, 2014; (2) the Company’s statement of income, earnings per share, and ratio of earnings to fixed charges for the fiscal year ended December 31, 2013 and the quarterly period ended September 30, 2014; and (3) the Company’s book value per common share as of September 30, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

Going Concern Uncertainty

The Company has been and continues to be operating in a difficult environment, and has been significantly and negatively impacted by: continuing operating losses; the Company’s inability to secure new servicing business; the completion of the Capitalization Agreement between the Company and Mr. Axon, which had provided for monthly capital contributions by Mr. Axon to the Company to fund the Company’s operating losses; Mr. Axon’s decision, in his discretion, at this point to not commit to making further capital contributions to the Company; the loss of the Company’s significant unrelated party client (the “Unrelated Client”); and Mr. Axon’s decision, on behalf of the Bosco entities, to actively seek possible servicing transfers for the Bosco entity portfolios to other servicing companies. Although the Company had net income of $2.7 million for the three months ended September 30, 2014, this was due to a one-time, non-recurring event in which the Company recognized a gain of $3.7 million in the three months ended September 30, 2014 as a result of Mr. Axon fulfilling the requirements of the Capitalization Agreement with the Company and purchasing certain real estate from the Company per the terms of the Capitalization Agreement (the exchange of Preferred Stock for the Real Estate). Excluding the gain of approximately $3.7 million, the Company had a net loss of approximately $1.0 million in the three months ended September 30, 2014. For the three months ended September 30, 2013, the Company a net loss of $797,000. The Company had net income of $1.6 million for the nine months ended September 30, 2014, compared with a net loss of $2.1 million for the nine months ended September 30, 2013. Included in the net income of $1.6 million for the nine months ended September 30, 2014 was (i) a gain of $3.7 million recognized in the three months ended September 30, 2014 as a result of Mr. Axon fulfilling the requirements of a capital plan with the Company (the Capitalization Agreement) and purchasing certain real estate (the Real Estate) from the Company per the terms of the Capitalization Agreement, (ii) termination fees of approximately $435,000 earned for the sales in March 2014 of substantial portions of the serviced mortgage portfolio by a former unrelated legacy client of the Company (the “Previous Legacy Client”), (iii) the recognition of a recovery of a legal settlement in June 2014 in the amount of $110,000, and (iv) a state business incentive grant received in the three months ended March 31, 2014 in the amount of $321,000 (related to the Company’s relocation of its operations to the state of New Jersey in 2005). Excluding the gain of approximately $3.7 million from the exchange of Preferred Stock for the Real Estate, the Company had a net loss of approximately $2.0 million in the nine months ended September 30, 2014.

The Company’s cash flow and liquidity have been limited to the cash flow provided from servicing loans for third parties, under contracts that have either been terminated without cause or subject to termination without cause with minimal notice requirements, and Mr. Axon’s capital contributions under the Capitalization Agreement, which have now ceased. Additional liquidity had been provided by Mr. Axon, the Company’s Chairman, President and majority stockholder, under the terms of the Capitalization Agreement to increase the net worth and liquidity of the Company. Under the terms of the Capitalization Agreement, Mr. Axon was required to contribute a minimum of $200,000 in non-refundable cash capital contributions monthly, which began on October 20, 2013, until he had contributed an aggregate of $4.1 million to the Company, which he fulfilled on August 19, 2014. As a result of fulfilling the requirements of the Capitalization Agreement, Mr. Axon is no longer obligated to fund the Company’s operating deficits, and there can be no assurance that Mr. Axon will continue to provide capital to fund the Company’s operating losses and cash deficits.

28

On August 29, 2014, the Company’s Unrelated Client provided 90 days notice to the Company of its right to terminate the servicing agreement without cause, effective November 27, 2014, for all of the assets serviced for the Unrelated Client, which the Company has sub-serviced mortgage loans and real estate assets since October 2013. The servicing is being terminated by the Unrelated Client due to concerns about the Company’s continuing operating losses, the lack of new servicing business for the Company and the completion of the Capitalization Agreement between the Company and Mr. Axon, which provided for monthly capital contributions by Mr. Axon to the Company. During the quarter ended September 30, 2014, the Company earned approximately $237,000 from servicing the assets for the Unrelated Client.

Due to the Company’s continuing operating losses, the Company’s inability to secure new servicing business for the Company and the completion of the Capitalization Agreement between the Company and Mr. Axon, which provided for monthly capital contributions by Mr. Axon to the Company to fund the Company’s operating losses, Mr. Axon, on behalf of the Bosco entities (which are essentially the only remaining clients of the Company), has been actively seeking possible servicing transfers for the Bosco entity portfolios to other servicing companies. Mr. Axon and the Company have been in active discussions and negotiations regarding the possible transfer of substantially all or some components of the serving contracts for the Bosco entities in exchange for a continuing role for the Company as a component servicer and/or asset manager for the Bosco entities.

At September 30, 2014, as a result of the Company’s operating losses, the Company was not in compliance with the regulatory net worth licensing requirements in Illinois (which is $150,000), Massachusetts (which requires positive regulatory net worth), Michigan (which is $100,000), and New York State (which was $460,000 at September 30, 2014) and approval requirements for the Federal Housing Administration (the “FHA”) and Ginnie Mae (the Company does not currently service loans held in Ginnie Mae securities and services an insignificant number of FHA loans). At September 30, 2014, the Company’s Regulatory Net Worth was negative $906,000.

The Company was operating under a capital plan (the “Plan”) with the New York State Department of Financial Services (the “Department”) committing it to maintain net worth as defined under accounting principles generally accepted in the United States of America (“GAAP”) of not less than $5.0 million and not less than 5% of the outstanding principal balance of New York mortgage loans serviced (as defined by the Department); at least 10% of the regulatory net worth otherwise required by the Department in cash, cash equivalents or readily marketable securities, which in any event will not be less than $100,000; and regulatory net worth, adjusted to include collectible receivables from related parties under mortgage servicing agreements and cash installments made by Mr. Axon under the Capitalization Agreement, of not less than negative $1.0 million. The Plan was contingent on the Company regaining full compliance with the financial responsibility requirements under state regulations no later than November 1, 2014.

The Company did not regain full compliance with the financial responsibility requirements under state regulations by the November 1, 2014 deadline set by the Department in its approval letter. On October 28, 2014, the Company requested that the Department consider granting it a short extension of the Plan, under the same terms and conditions, to either (i) regain compliance with the financial responsibility requirements no later than March 31, 2015 or (ii) notify the owners of the New York mortgage loans, for whom the Company acts as a subservicer, no later than March 31, 2015 that the Company is terminating the subservicing of all New York mortgage loans and will cooperate with a transfer of the subservicing of such mortgage loans, which must occur no later than April 30, 2015, to a mortgage servicer registered with the Department. There is no assurance that the Department will find the proposed extension of the Plan to be acceptable, in which case we will no longer be able to service New York mortgage loans, our business and business opportunities will be adversely affected, and we may not be able to retain, in whole or in part, certain current servicing contracts.

Without the continued capital and cash flow assistance from Mr. Axon, the Company’s ability to continue as a viable business is in doubt, and it may not be able to continue as a going concern. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

29

Summary FINANCIAL INFORMATION

The following tables present summary financial information of the Company as of and for each of the years in the two-year period ended December 31, 2013, and as of September 30 , 2014 and for the three and nine months ended September 30 , 2014 and 2013. The summary financial data as of December 31, 2013 and 2012 and for each of the fiscal years in the two-year period ended December 31, 2013 have been derived from the Company’s historical audited financial statements, as included with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The summary financial data as of September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013 are derived from the Company’s unaudited financial statements, as included with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of the Company’s management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this information statement.

The summary financial data presented below should be read in conjunction with the Company’s financial statements and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, as applicable.

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2014	2013	2013	2012
Statement of Operations Data:
Servicing revenue	$1,721,703	$2,259,702	$6,131,958	$7,665,057	$9,871,990	$9,398,427
Other income	3,752,129	123,923	4,276,846	371,980	498,798	762,924
Total revenue	5,473,832	2,383,625	10,508,804	8,037,037	10,370,788	10,161,351
Salaries and benefits	1,645,296	1,742,499	5,293,791	5,520,214	7,235,319	7,668,173
Total expenses	2,745,751	3,181,005	8,895,391	10,129,712	13,279,202	13,296,772
Net income (- loss ) before tax	2,728,081	(797,380)	1,613,413	(2,092,675)	(2,908,414)	(3,135,421)
Income tax benefit	—	—	—	—	—	(48,552)
Preferred stock dividend	56,584	—	123,084	—	12,250	—
Net income (- loss ) after income tax benefit and preferred stock dividend	$2,671,497	$(797,380)	$1,490,329	$(2,092,675)	$(2,920,664)	$(3,086,869)

30

	At September 30,	At December 31,
	2014	2013	2012
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$968,146	$1,305,580	$585,429
Restricted cash	14,064,040	15,313,955	15,442,254
Investment in Bosco VI	232,220	327,194	749,718
Receivables and other assets	2,652,516	3,557,259	3,496,233
Total assets	$17,916,922	$20,503,988	$20,273,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
Preferred stock	$—	$1,400,000	$—
Servicing liabilities	6,514,224	7,775,402	7,918,763
Other liabilities	4,195,852	5,612,069	3,717,690
Total stockholders’ equity	7,206,846	5,716,517	8,637,181
Total liabilities & stockholders’ equity	$17,916,922	$20,503,988	$20,273,634

	At September 30,		At December 31,
	2014	2013	2013	2012
Other Data:
UPB of loans serviced	$1,744,786,040	$1,963,620,087	$1,936,550,993	$2,150,164,809
Number of loans serviced	35,329	38,563	38,115	41,169
Number of second-lien loans serviced	32,524	34,637	34,221	36,464
Number of loans serviced for Bosco entities	28,526	30,329	29,956	32,095
Employees	54	90	88	99

31

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
Bosco-related party revenue	2014	2013	2014	2013	2013	2012
Servicing revenue – Bosco- related party ($)	$1,401,271	$1,618,871	$4,550,895	$5,158,701	$6,762,298	$5,992,648
Servicing revenue – Bosco- related party (%)	81%	72%	74%	67%	68%	64%

32

WHERE YOU CAN FIND MORE INFORMATION

The Reverse/Forward Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 may contain additional information about us. Copies of the Schedule 13E-3 and all exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to 101 Hudson Street, 25th Floor, Jersey City, NJ 07302. You can also obtain, without charge, reports, proxy statements and other information about the Company, by contacting us directly at telephone (800) 650-7720 or over the Internet on the Investors Relations page of our website at www.franklincredit.com.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters.

You may obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.

By Order of the Board of Directors:

/s/ Thomas J. Axon
Thomas J. Axon
President and Chairman of the Board of Directors

Jersey City, NJ
November 18 , 2014

33

ANNEX A-1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
FRANKLIN CREDIT MANAGEMENT CORPORATION

Franklin Credit Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a special meeting of the Board of Directors unanimously adopted a resolution proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

SECOND: Immediately upon the effectiveness of this amendment to the Corporation’s Certificate of Incorporation (the “Effective Time”), each two hundred (200) shares of the Corporation’s common stock, par value $.01 per share, shall be converted into one (1) share of the Corporation’s common stock, par value $.01 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added at the end of ARTICLE IV of the Certificate of Incorporation:

“Reverse Stock Split. Effective as of the effectiveness of the Amendment to this Certificate of Incorporation adding this paragraph at the end of ARTICLE IV and without regard to any other provision of this Certificate of Incorporation, each two hundred (200) shares of Common Stock, par value $.01 per share, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one (1) share (and fractional shares as may be applicable based upon such 1-to-200 ratio) of fully paid and nonassessable Common Stock, par value $.01 per share (the “Reverse Stock Split”), provided that no fractional shares shall be issued as a result of this Reverse Stock Split to any stockholder of record that owns less than one (1) share as a result of the Reverse Stock Split. In lieu thereof, the Corporation shall pay to each such holder of record of any such fractional share an amount equal to $0.50 per share on a pre-split basis. Holders of record of at least one (1) share, will receive fractional shares as a result of the Reverse Split to the extent the amount is not equally divisible by two hundred (200), and they will not be entitled to receive any cash payment.”

FOURTH: In lieu of a meeting and vote of stockholders, holders of 66.67% of the shares eligible to vote have given written consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FIFTH, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Franklin Credit Management Corporation has caused this Certificate to be signed by Thomas J. Axon, its President, this ______ day of ____, 201_.

FRANKLIN CREDIT MANAGEMENT CORPORATION

Thomas J. Axon

A-1

ANNEX A-2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
FRANKLIN CREDIT MANGEMENT CORPORATION

Franklin Credit Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a special meeting of the Board of Directors unanimously adopted a resolution proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

SECOND: Immediately upon the effectiveness of this amendment to the Corporation’s Certificate of Incorporation (the “Effective Time”), each one (1) share of the Corporation’s common stock, par value $.01 per share, shall be converted into two hundred (200) shares of the Corporation’s common stock, par value $.01 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added at the end of ARTICLE IV of the Certificate of Incorporation:

“Forward Stock Split. Effective as of the effectiveness of the Amendment to this Certificate of Incorporation adding this paragraph at the end of ARTICLE IV and without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, par value $.01 per share, (and including each fractional share in excess of one (1) share of Common Stock) either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into two hundred (200) shares (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 200-to-1 ratio) of fully paid and nonassessable Common Stock, par value $.01 per share (the “Forward Stock Split”), provided that no fractional shares shall be issued as a result of this Forward Stock Split.

FOURTH: In lieu of a meeting and vote of stockholders, holders of 66.67% of the shares eligible to vote have given written consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FIFTH, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Franklin Credit Management Corporation has caused this Certificate to be signed by Thomas J. Axon, its President, this _______ day of ________, 201_.

FRANKLIN CREDIT MANAGEMENT CORPORATION

Thomas J. Axon

A-2

ANNEX B

FRANKLIN CREDIT MANAGEMENT CORPORATION

101 Hudson Street, 25th Floor

Jersey City, NJ 07302

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

On October 7, 2014, the Board of Directors of Franklin Credit Management Corporation (the “Company”), at a meeting of the Board of Directors, and the holders of a majority of the common stock of the Company, by written consent in lieu of a stockholder meeting, have approved amendments to our Certificate of Incorporation to effect a Reverse/Forward Split of the Company’s $0.01 par value common stock (“Common Stock”), at an exchange ratio of 1-for-200 shares of outstanding Common Stock, immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Reverse/Forward Split”). Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.50 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment.

On October 7, 2014, these amendments were approved by holders of a majority of the Company’s Common Stock. The amendments to the Company’s Certificate of Incorporation are expected to be effective on or about January 5, 2015 . This Information Statement, which is being first sent or given on or about November 24, 2014, is being furnished to all stockholders of record as of the close of business on October 7, 2014.

The Information Statement is being furnished to you for information only and you are not required to take any action.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule 14a-16(a) (and as required by Rule 14c-2), you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement. The Company is not soliciting proxy or consent authority, but is furnishing an information statement pursuant to 17 C.F.R. §240.14c-2. In accordance with 17 C.F.R. §240.14c-2(f), this notice is being sent separately from other types of security holder communications and does not accompany any other documents or materials. The Company is making the Information Statement available through the Internet rather than utilizing the full set delivery option in an attempt to save additional expenses associated with the printing and mailing of the Information Statement.

The amendments to the Company’s Certificate of Incorporation to effect the Reverse/Forward Split may not be filed with the Secretary of the State of Delaware any earlier than 40 calendar days after the Notice of Internet Availability of Information Statement Materials is first sent to the stockholders (i.e., on or after January 5, 2015).

Follow the instructions below to view the materials or request printed or e-mail copies.

A-3

This Notice of Internet Availability of Information Statement Materials and the Information Statement are available through the Franklin Credit Management Corporation Investor Relations link on our website at www.franklincredit.com.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before December 22, 2014 to facilitate timely delivery.

-	E-mail to pmoy@franklincredit.com.
-	Mail at Franklin Credit Management Corporation, Attention: Pansy Moy, 101 Hudson Street, 25th Floor, Jersey City, NJ 07302.
-	Telephone call to Pansy Moy at Franklin Credit Management Corporation at (800) 650-7720.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors:

/s/ Thomas J. Axon
Thomas J. Axon
President and Chairman of the Board of Directors

Jersey City, NJ
November 18 , 2014

A-4